UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 21, 2005

Applied Micro Circuits Corporation

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-23193	94-2586591
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6290 Sequence Drive, San Diego, California 92121

(Address of Principal Executive Offices)

(858) 450-9333

(Registrants telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 21, 2005, we entered into a Memorandum of Understanding (the “MOU”) containing the essential terms of a settlement of the securities class action entitled In re Applied Micro Circuits Corp. Securities Litigation, No. 01-CV-0649-RTB (AJB) (the “Action”), pending in the United States District Court for the Southern District of California (the “Court”) on behalf of the class representative Florida State Board of Administration and the members of the class certified on July 10, 2003 (collectively, the “Plaintiffs”), against us and our current and former officers and directors David Rickey, William Bendush, Thomas Tullie, Brent Little, Douglas Spreng, Vincent DeMaioribus, Stephen Smith, Roger Smullen, Sr., Greg Winner, Ram Sudireddy and Candace Kilburn (collectively, the “Defendants”).

Under the MOU, we agreed to pay $60,000,000 in cash (the “Settlement Fund”) in settlement of the Action within 10 business days following the Court’s preliminary approval of a definitive Stipulation of Settlement (the “Stipulation”). All costs of class notice and administration of the settlement, along with all fees and expenses awarded to Plaintiffs’ counsel, will be paid out of the Settlement Fund. We expect our insurance carriers to pay approximately $31,000,000 of the Settlement Fund.

In consideration for the payment of the Settlement Fund as described above, Plaintiffs agreed to dismiss with prejudice all known and unknown claims of any kind or nature that were asserted or that might or could have been asserted in the Action by any plaintiff against Defendants and their related parties arising out of or relating to the acquisition of our securities during the class period and the facts occurring through December 2001 that were or could have been alleged in the first amended consolidated complaint (the “Released Claims”) and to fully and completely release Defendants and their related parties from all Released Claims. The final judgment entered in the Action will forever bar all Released Claims against Defendants and their related parties. The Stipulation will also contain mutual releases of claims arising from the conduct of the litigation.

All parties agreed to cooperate in good faith to expeditiously prepare and execute the Stipulation and jointly seek court approval of the settlement as soon as practical. The settlement is conditioned upon final approval by the Court and a final judgment of dismissal with prejudice of the Action and on the release of all Released Claims as described above. If for any reason the settlement does not become final, or if the Stipulation is cancelled or terminated, contributions to the Settlement Fund will be returned to the parties who made them.

The foregoing summary of the MOU is qualified in its entirety by reference to the MOU, a copy of which is attached hereto as Exhibit 99.1 and is hereby incorporated by reference into this Item 1.01. A copy of the press release we issued with respect to the execution of the MOU is attached hereto as Exhibit 99.2 and is hereby incorporated by reference into this Item 1.01.

Caution Concerning Forward-Looking Statements

This Current Report on Form 8-K and the items incorporated by reference herein contain forward-looking statements, including, but not limited to, statements regarding the settlement and timing and magnitude of charges resulting from the settlement of the Action. These forward looking statements are only predictions based on current information and expectations and are subject to certain risks and uncertainties, including, but not limited to, the risk that the settlement will not be approved by the Court or that the charges resulting from the settlement will be higher than expected due to inability to obtain our insurers’ agreed upon contribution to the settlement or other reasons. More information about potential factors that could affect our business and financial results is included in the “Risk Factors” set forth in our Annual Report on Form 10-K for the year ended March 31, 2004, and in our subsequent filings with the Securities and Exchange Commission. Actual results could differ materially from those set forth in the forward-looking statements as a result of such risk factors as well as other risks and uncertainties. Readers should not place undue reliance on any forward-looking statement.

Item 2.02 Results of Operations and Financial Condition.

On January 21, 2005, we issued a press release in which we stated that we expect to record a charge of approximately $29,000,000 in the quarter ended December 31, 2004 in connection with the settlement of the litigation as more fully described under Item 1.01. A copy of the press release is attached hereto as Exhibit 99.2 and is hereby incorporated by reference into this Item 2.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Memorandum of Understanding re: Settlement of Federal Litigation, dated January 21, 2005.

99.2	Press release, dated January 21, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED MICRO CIRCUITS CORPORATION

Date: January 21, 2005	By:	/s/ David R. Mersten
David R. Mersten
Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Memorandum of Understanding re: Settlement of Federal Litigation, dated January 21, 2005.

99.2	Press release, dated January 21, 2005.